ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants and                  Salt Lake City, Utah 84106
  Business Consultants                            Telephone 801-486-0096
Member SEC Practice Section of the AICPA          Fax 801-486-0098
                                                  E-mail KAndersen@msn.com







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


November 13, 2000


CyberBotanical, Inc.
Salt Lake City, Utah

We do hereby consent to the use of our audit report for CyberBotanical, Inc. as of and for the year ended December, 31, 1999 dated February 3, 2000 in the Form 8-K of Kelly's Coiffee Group, Inc.


                                                 /s/ Andersen Andersen & Strong
                                                 -------------------------------
                                                 Andersen Andersen & Strong